Exhibit 10.1
Execution Version

EIGHTH AMENDMENT TO CREDIT AGREEMENT
This Eighth Amendment to Credit Agreement (this “Amendment”) is entered into as of October 29, 2015, by and among K2M HOLDINGS, INC., a Delaware corporation (“Holdings”), K2M, INC., a Delaware corporation (the “US Borrower”) and K2M UK LIMITED, a company incorporated in England and Wales with company registration number 06950302 and with its registered office at Abbey House, Wellington Way, Broakland Business Park, Weybridge, Surrey KT13 0TT (the “UK Borrower”, and collectively, jointly and severally with the US Borrower, the “Borrower”), the several banks and other financial institutions or entities party hereto, SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and Silicon Valley Bank, as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”).
WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 29, 2012 by and among Holdings, Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not otherwise defined herein shall have the same meaning as in the Credit Agreement);
WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	The cover page of the Credit Agreement is hereby amended by deleting the number “$40,000,000” therefrom and substituting in its stead the number “$55,000,000”.

b.	The recitals of the Credit Agreement are hereby amended by amending and restating the second recital thereof in its entirety as follows:
WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement and the other Loan Documents, in an aggregate amount not to exceed $55,000,000, consisting of a revolving loan facility in an aggregate principal amount of up to $55,000,000, a letter of credit sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility); and a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility).

c.	Section 1.1 of the Credit Agreement is hereby amended as follows:

i.	By amending and restating the definition of “Applicable Margin” in its entirety as follows:
“Applicable Margin”: (i) with respect to ABR Loans, three-quarters percent (0.75%), and (ii) with respect to Eurodollar Loans, three percent (3.00%).

ii.	By amending and restating the definition of “Borrowing Base” in its entirety as follows:
“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date of up to:
(a) 85% of the book value of Eligible Accounts other than Group A Accounts as of such date; plus
(b) 85% of the book value of Eligible Accounts that are Group A Accounts as of such date; provided that, in no event shall the contribution to the Borrowing Base of amounts described in this clause (b) exceed, in the aggregate, 50% of the total Borrowing Base (including, for the avoidance of doubt, any portion of the Borrowing Base included pursuant to clause (d) below); plus

Exhibit 10.1
Execution Version

(c) 50% of the value of Eligible Inventory as of such date valued at the lower of cost (determined on an average cost basis) or market; provided that, in no event shall the contribution to the Borrowing Base of amounts described in this clause (c) exceed, in the aggregate, the lesser of (i) 40% of the total Borrowing Base (including, for the avoidance of doubt, any portion of the Borrowing Base included pursuant to clause (d) below) or (ii) Fifteen Million Dollars ($15,000,000); plus
(d) solely to the extent that the Borrower and its Subsidiaries then maintain at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) in the aggregate on deposit with one or more of the Lenders or their Affiliates or in Specified Related Accounts, but subject in all events to Section 2.8(a), the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); provided that amounts included in the Borrowing Base pursuant to this clause (d) may not be withdrawn from the Borrowing Base unless and until (i) no Event of Default then exists or would result therefrom, and (ii) Borrower furnishes the Administrative Agent with (A) notice of such intended withdrawal and (B) a Transaction Report as of the date of such proposed withdrawal reflecting that, after giving effect to such withdrawal, no Overadvance will result; less
(e) in each case, the amount of any Reserves established by the Administrative Agent as of such date.
Notwithstanding the foregoing, without duplication of any Reserves, the Administrative Agent may decrease any of the percentage advance rates set forth in clause (a), (b), (c) or (d) in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by the Administrative Agent, may adversely affect the Collateral.

iii.	By amending the definition of “Eligible Accounts” by deleting the phrase “ninety (90) days” from clause (l)(i) thereof and substituting in its stead the phrase “one hundred twenty (120) days”.

iv.	By amending and restating the definition of “Fee Letter” in its entirety as follows:
“Fee Letter”: the letter agreement dated October 16, 2015, among the Borrower, Holdings and the Administrative Agent.

v.	By amending the definition of “Revolving Commitment” by amending and restating the second sentence thereof in its entirety as follows:
As of the Eighth Amendment Effective Date, the amount of the Total Revolving Commitments is $55,000,000.

vi.
By amending the definition of “Unintentional Overadvance” by adding the phrase “, a reduction of funds of the Borrower and its Subsidiaries on deposit with one or more of the Lenders or their Affiliates” immediately prior to the phrase “or misrepresentation by the Loan Parties” therein.

vii.	By amending and restating the definition of “Revolving Termination Date” in its entirety as follows:
“Revolving Termination Date”: October 29, 2017.

viii.	By adding the following new definitions thereto in appropriate alphabetical order:
“Eighth Amendment Effective Date”: October 29, 2015.
“Specified Related Accounts”: Accounts maintained at each of U.S. Bank National Association, National Westminster Bank plc and The Bank of New York Mellon, which are managed on behalf of one or more Group Members by a Lender as of the Eighth Amendment Effective Date and, as to accounts maintained at National Westminster Bank plc, are Blocked Accounts.

d.	Section 2.4(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Exhibit 10.1
Execution Version

(d)    Notwithstanding any term of this Agreement to the contrary, in no event shall the aggregate amount of all Revolving Extensions of Credit outstanding at any time, exceed $55,000,000.

e.	Section 2.8(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
If at any time or for any reason (1) the aggregate amount of (x) the Total Revolving Extensions of Credit exceeds the amount of the Total Revolving Commitments then in effect, or (y) the Total Revolving Extensions of Credit (other than the aggregate undrawn amount of all outstanding Letters of Credit) exceeds the amount of the Borrowing Base then in effect, or (2) without limiting the provisions of clause (1)(y) above, the Borrower and its Subsidiaries fail to maintain at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) in the aggregate on deposit with one or more of the Lenders or their Affiliates or in Specified Related Accounts, and the Total Revolving Extensions of Credit (other than the aggregate undrawn amount of all outstanding Letters of Credit) exceed the amount of the Borrowing Base then in effect (after giving effect to removal of amounts contributed to the Borrowing Base and described in clause (d) of such term) (any such excess described in (1)(x), (1)(y) or (2) above, an “Overadvance”), the Borrower shall, within one (1) Business Day, pay the full amount of such Overadvance to the Administrative Agent, without notice or demand, for application against the Revolving Extensions of Credit in accordance with the terms hereof; provided that any such repayment of an Overadvance shall be applied by the Administrative Agent first to repay Revolving Loans that are ABR Loans and thereafter to Revolving Loans that are Eurodollar Loans.

f.	Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
2.10    Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the aggregate amount of (x) the Total Revolving Extensions of Credit exceeds the amount of the Total Revolving Commitments then in effect, or (y) the Total Revolving Extensions of Credit (other than the aggregate undrawn amount of all outstanding Letters of Credit) exceeds the amount of the Borrowing Base then in effect. Any such reduction shall be in an amount equal to $1,000,000 (or, if the then Total Revolving Commitments are less than such amount, such lesser amount), or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect; provided that, if in connection with any such reduction or termination of the Total Revolving Commitments a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.27. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the L/C Commitments or, from time to time, to reduce the amount of the L/C Commitments; provided that no such termination or reduction of L/C Commitments shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced). Any such reduction shall be in an amount equal to $1,000,000 (or, if the then Total L/C Commitments are less than such amount, such lesser amount), or a whole multiple thereof, and shall reduce permanently the L/C Commitments then in effect.

g.	Section 2.15(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of (x) the Eurodollar Rate determined for such day plus (y) the Applicable Margin.

h.	Section 4.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:
4.23    Cash on Hand. At all times when there are amounts included in the Borrowing Base pursuant to clause (d) of such definition, the Borrower and its Subsidiaries then maintain at least Twelve Million

Exhibit 10.1
Execution Version

Five Hundred Thousand Dollars ($12,500,000) in the aggregate on deposit with one or more of the Lenders or their Affiliates or in Specified Related Accounts.

i.	Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.10    Operating Accounts. Maintain the Borrower’s, Holdings’ and their respective Subsidiaries’ primary domestic depository and operating accounts and securities accounts into which not less than seventy-five percent (75%) of all cash and Cash Equivalents (worldwide) of all Group Members are deposited, with one or more Lenders or their Affiliates or in Specified Related Accounts.  Subject to the immediately preceding sentence and the immediately succeeding sentence, no Loan Party shall, nor permit its Subsidiaries to, establish or maintain any deposit account or securities account (including, but not limited to, with SVB or with SVB’s Affiliates) unless (i) the Administrative Agent shall have promptly received a Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent) or other similar instrument under applicable law in order to perfect (and further establish) the Administrative Agent’s Liens in respect of such account or to grant the Administrative Agent control over such account or (ii) the Administrative Agent has otherwise agreed in writing not to require a Control Agreement or similar instrument in respect of such account.  Notwithstanding the immediately preceding sentence (but subject in all events to (i) the first sentence of this Section 6.10, and (ii) Section 6.3(d)), for purposes of carrying on operations in certain jurisdictions and locations (including, but not limited to, the United Kingdom, Germany, Italy, Austria, Switzerland, and Italy) or transferring funds from the United States to any such jurisdiction or location, K2M Spine Solutions (Schweiz) GmbH, K2M Solutions Italy SRL, K2M Solutions GmbH, K2M Germany GmbH and the Borrower shall be permitted to maintain accounts with Bank of America, N.A. (acting through its London branch), Banca Intesa S.p.A., The Royal Bank of Scotland and Hypovereinsbank or any of their respective Affiliates that are not subject to a Control Agreement or similar instrument in respect thereof; provided, however, that accounts of the Borrower with Bank of America, N.A. in the United States shall be required to be subject to a Control Agreement except to the extent that the balances in such accounts are de minimis and are transferred from such account in order to fund payroll and similar operations promptly following deposit therein.  For the avoidance of doubt, nothing in this Section 6.10 shall be deemed to authorize UK Borrower to remit or deposit any monies (whether proceeds of Accounts or otherwise) except to the Blocked Account or as otherwise permitted by Section 6.3(d).

j.	The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit G (Transaction Report) thereto and substituting in its stead the Exhibit G attached hereto as Exhibit A.

k.
The Schedules to the Credit Agreement are hereby amended by deleting Schedule 1.1A (Commitments and Aggregate Exposure Percentages) thereto and substituting in its stead the Schedule 1.1A attached hereto as Exhibit B.

2.	Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	The Administrative Agent shall have received an updated Perfection Certificate dated as of the Eighth Amendment Effective Date.

c.
The Agent shall have received evidence acceptable to it that all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

d.	All necessary consents and approvals to this Amendment shall have been obtained.

e.	Prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Exhibit 10.1
Execution Version

f.
Prior to and immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the effective date of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

g.	The Lenders and the Administrative Agent shall have received payment from the Borrower of all costs and expenses required to be paid pursuant to Section 4 of this Amendment.

h.	The Lenders and the Administrative Agent shall have received payment from the Borrower of all fees required to be paid pursuant to the Fee Letter.

i.	The Administrative Agent shall have received a Transaction Report reflecting the Borrowing Base as of the Eighth Amendment Effective Date (after giving effect to this Amendment).

j.
The Administrative Agent shall have received executed legal opinions of Simpson, Thacher & Bartlett LLP, counsel to the Loan Parties, each addressed to the Administrative Agent and the Lenders, each in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinions shall cover such matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require.

k.
The Administrative Agent shall have received such other documents, instruments and agreements as it may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.

3.	Post-Eighth Amendment Effective Date Covenants. The Loan Parties hereby covenant and agree as follows:

a.
On or before November 3, 2015 (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, updated schedules to the Credit Agreement, the Guarantee and Collateral Agreement and the other Security Documents, in each case reflecting disclosures required to be set forth thereon to render the related representations and warranties true and correct as of the Eighth Amendment Effective Date. Upon the Administrative Agent’s written notification to the Borrower of its acceptance of such updated schedules, each representation and warranty set forth in the Loan Documents (including, without limitation, those set forth in Sections 4.1, 4.8, 4.13, 4.15, 4.19, 4.27, 7.2, 7.3 and 7.8 of the Credit Agreement) that are specified “as of the Fourth Amendment Effective Date”, “as of the date hereof” or any other specific date shall be deemed to refer to such representations and warranties as of the Eighth Amendment Effective Date (rather than as of such earlier date).

b.
The Loan Parties shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, (i) on or before November 9, 2015 (or such later date as the Administrative Agent may agree in its sole discretion), insurance certificates, and (ii) on or before November 23, 2015 (or such later date as the Administrative Agent may agree in its sole discretion), endorsements, in each case for currently effective policies, which certificates and endorsements satisfy the requirements of Section 6.6 of the Credit Agreement and Section 5.2(b) of the Guarantee and Collateral Agreement.

c.
On or before November 13, 2015 (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, such amendments to the Intellectual Property Security Agreements as the Administrative Agent may reasonably require to evidence the Lien in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, of record with the USPTO, the USCRO and any similar recording office in the United Kingdom, on all Intellectual Property described therein.

d.
The Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, on or before November 30, 2015 (or such later date as the Administrative Agent may agree in its sole discretion) and in form and substance satisfactory to the Administrative Agent, a collateral access agreement with respect to the Borrower’s assets located at 835 101st Avenue SE, Olympia, Washington 98501, executed and delivered by OrthoSolutions NW, LLC (as bailee).

Exhibit 10.1
Execution Version

The Loan Parties acknowledge and agree that the failure to comply with any of the foregoing covenants shall constitute an immediate Event of Default pursuant to Section 8.1(c) of the Credit Agreement, without any grace period therefor.

4.
Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

5.	Ratification of Loan Documents; Further Assurances.

a.
The Loan Parties hereby ratify, confirm and reaffirm each of the terms and conditions of the Loan Documents to which each is a party. The Loan Parties further acknowledge and agree that (i) except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect, and (ii) this Amendment constitutes a Loan Document.

b.
The Loan Parties hereby ratify, confirm and reaffirm that all security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

c.
The Loan Parties shall cooperate with the Administrative Agent and shall execute and deliver to the Administrative Agent such further instruments and documents as the Administrative Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Amendment and the other Loan Documents.

6.	Representations and Warranties. The Loan Parties hereby represent, warrant, and covenant to the Administrative Agent and the Lenders as follows:

a.
The Loan Parties hereby represent and warrant as of the date hereof that (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the effective date of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

b.
This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

c.
The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, and under the other Loan Documents (i) have been duly authorized by all necessary corporate action on the part of such Loan Party, (ii) will not violate any provisions of the certificate of incorporation or bylaws such Loan Party and (iii) will not constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.
Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

7.
No Defenses. The Loan Parties hereby acknowledge and agree that the Loan Parties have no offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, whether known

Exhibit 10.1
Execution Version

or unknown, at law or in equity, all of them are hereby expressly WAIVED and each Loan Party hereby RELEASES the Administrative Agent and the Lenders from any liability thereunder.

8.
Continuing Validity. The Loan Parties understand and agree that in modifying the existing Obligations, the Administrative Agent and the Lenders are relying upon the Loan Parties representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. The Administrative Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate the Administrative Agent or the Lenders to make any future modifications to the Obligations. It is the intention of the Administrative Agent, the Lenders, the Borrower and Holdings to retain all makers of the Loan Documents as liable parties, unless the party is expressly released by the Administrative Agent in writing. No maker will be released by virtue of this Amendment.

9.
Governing Law/Submission To Jurisdiction; Waivers. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference in their entirety and shall apply to the terms of this Amendment.

10.
Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof (save in the case of UK Borrower where delivery of an executed copy of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed version of this Amendment). A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

11.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, permitted successors and assigns.

12.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Exhibit 10.1
Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

K2M HOLDINGS, INC.

By: _/s/ Gregory S. Cole
Name: Gregory S. Cole
Title: Treasurer and Chief Financial Officer

US BORROWER:

K2M, INC.

By: _/s/ Gregory S. Cole
Name: Gregory S. Cole
Title: Treasurer and Chief Financial Officer

UK BORROWER:

K2M UK LIMITED

By: _/s/ Gregory S. Cole
Name: Gregory Cole
Title: Director

[Signature Page to Eighth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By: /s/ Stephen Lyons
Name: Stephen Lyons
Title: Vice President

[Signature Page to Eighth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender

By: /s/ Stephen Lyons
Name: Stephen Lyons
Title: Vice President

[Signature Page to Eighth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

COMERICA BANK, as a Lender

By: /s/ Walter Weston
Name: Walter Weston
Title: VP

[Signature Page to Eighth Amendment and Consent Agreement]